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                                                                      EXHIBIT 11

                       STAR BUFFET, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                                                      TWELVE WEEKS ENDED                  FORTY WEEKS ENDED
                                                 -----------------------------      -----------------------------
                                                 NOVEMBER 2,       NOVEMBER 3,      NOVEMBER 2,       NOVEMBER 3,
                                                    1998              1997             1998              1997
                                                 -----------       -----------      -----------       -----------
BASIC EARNINGS PER SHARE:

Net Income                                       $  528,000        $  440,000        $2,906,000        $2,167,000
                                                 ----------        ----------        ----------        ----------
Weighted average number of common shares
  outstanding during the period                   4,164,000         3,716,000         5,064,000         2,935,000
                                                 ----------        ----------        ----------        ----------
Basic Earnings per Share                         $     0.13        $     0.12        $     0.57        $     0.74
                                                 ----------        ----------        ----------        ----------

DILUTED EARNINGS PER SHARE

Net Income                                       $  528,000        $  440,000        $2,906,000        $2,167,000
                                                 ----------        ----------        ----------        ----------
Weighted average number of common
  shares outstanding during the period            4,164,000         3,716,000         5,064,000         2,935,000
                                                 ----------        ----------        ----------        ----------
Incremental common shares attributable
   to outstanding stock options                          --                --                --                --
                                                 ----------        ----------        ----------        ----------
                                                  4,164,000         3,716,000         5,064,000         2,935,000

Diluted Earnings per Share                       $     0.13        $     0.12        $     0.57        $     0.74
                                                 ==========        ==========        ==========        ==========
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